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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 19, 2000 on the Ultramar Diamond Shamrock logistics business as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 and our reports dated August 10, 2000 on Shamrock Logistics, L.P. and Riverwalk Logistics, L.P. as of June 30, 2000 included in or made a part of this Registration Statement.

                                            ARTHUR ANDERSEN LLP

San Antonio, Texas

November 3, 2000